                                 Exhibit 10.5
     Income Continuation Agreement between the Registrant and Eric Bannon,
                       Vice President, Regulatory and QA

                         INCOME CONTINUATION AGREEMENT

     This Agreement is made as of the 6th day of April, 1999 by and between Innovasive Devices, Inc. and the executive whose name is set forth on the signature page of this Agreement (the "Executive").

I.    Introduction.
      ------------

      The Executive is Executive Vice President, Regulatory and QA of the Company. The Company wishes to provide financial transition and stability for the Executive and to assist the Executive if the Executive is terminated without Cause by the Company and if there is Change of Control of the Company.

II.   Definitions.
      -----------

      As used in this Agreement, the following terms have the definitions indicated.

      2.1  "Cause" means termination

               (a) for the Executive's dishonesty or willful misconduct involving the Company;

               (b) as a result of the Executive's material neglect of his duties, if the Company has given the Executive notice specifying the act or omission constituting such neglect and the Executive has continued the noticed behavior after receipt of the notice; or

               (c) following the Executive's conviction of a felony or any crime involving moral turpitude.

      2.2  "Change of Control" means

               (a) a sale of all or substantially all of the assets of the Company;

               (b) a sale of all or substantially all of the stock of the Company;

               (c) a merger or consolidation involving the Company as a result of which the persons entitled to elect a majority of the directors of the Company prior to the merger or consolidation are unable to do so following the merger or consolidation;

               (d) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under The Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

               (e) persons who, as the date of this agreement, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company after the date of this Agreement whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this definition, be considered a member of the Incumbent Board; or

               (f) the stockholders of the Company approve a plan of liquidation of the Company.

      2.3  "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Company" means Innovasive Devices, Inc. and its parents and subsidiaries and shall also include their respective successors and assigns.

      2.5  "Continuation Period" means

               (a) one year following the Termination Date if the Service Period of the Executive is less than three years as of the Termination Date; and

               (b) two years following the Termination Date if the Service Period of the Executive is at least three years.

      2.6 "Diminution of Job Responsibility" means a diminution or reduction in the Executive's principal job responsibilities, duties, reporting responsibilities, title or position, a reduction in the Executive's base salary or employee fringe benefits, or any other material adverse change in the terms and conditions of the Executive's employment.

      2.7 "Executive" means the person whose name is set forth on the signature page to this Agreement.

      2.8 "Income Continuation Payments" means the payments and benefit continuations described in Article IV of this Agreement.

      2.9 "Relocation" means a requirement that the Executive regularly perform services at a location that is more than 50 miles from the Executive's customary place of business as of the date of this Agreement.

      2.10 "Service Period" means the period of time during which the Executive has been employed by the Company and, if applicable, by MedicineLodge, Inc.

      2.11 "Termination Date" means the effective date of the Executive's termination as an employee of the Company.

III.  Entitlement to Income Continuation.
      ----------------------------------

      Subject to the provisions of this Agreement, the Executive shall have the right to receive Income Continuation Payments if the Executive, as of the date of or within 12 months following a Change of Control:

           (a) is terminated by the Company or any successor to the Company without Cause;

           (b) voluntarily terminates his employment with the Company or any successor to the Company as the result of a Diminution of Job Responsibility; or

           (c) voluntarily terminates his employment with the Company or any successor to the Company as the result of a Relocation.

IV.   Specification of Income Continuation Payments
      ---------------------------------------------

      4.1  Elements of Income Continuation Payments. In the event that the
           ----------------------------------------
Executive becomes entitled to Income Continuation Payments as the result of an action specified in Article III of this Agreement, the Executive shall be entitled to the following, subject to the limitation set forth in Section 4.3:

           (a) Base Salary. The Executive shall be entitled to receive his base
               -----------
      salary for the Continuation Period at the highest rate of base salary received by the Executive during the one year period preceding the Termination Date. Such amount shall be paid monthly in arrears, ratably over the Continuation Period.

           (b) Incentive Compensation. The Executive shall be entitled to
               ----------------------
      receive the average of the payments made during the two full fiscal years of the Company immediately preceding the Termination Date under any incentive plan of which the Executive is a participant for the fiscal year of the Company in which the Termination

      Date occurs. Incentive Compensation payments shall be paid at the time that such payments are required to be made under the applicable incentive plan.

           (c) Continuation of Health Plan Contributions. During the
               -----------------------------------------
      Continuation Period, the Company will continue to contribute on behalf of the Executive the portion of the cost of health insurance paid by the Company on behalf of the Executive as of the Termination Date and will continue to cover the Executive (and, if they were covered prior to the Termination Date, the Executive's family) under the Company's health insurance plans to the maximum extent the Executive was covered thereunder during the one year period prior to the Termination Date.

           (d) Continuation of Premiums for Life Insurance. During the
               -------------------------------------------
      Continuation Period, the Company will continue to contribute on behalf of the Executive the portion of the cost of life insurance premiums paid by the Company on behalf of the Executive as of the Termination Date and will continue to cover the Executive under the Company's life insurance plans to the maximum extent the Executive was covered thereunder during the one year period prior to the Termination Date.

           (e) Continuation of Premiums for Long Term Disability Insurance.
               -----------------------------------------------------------
      During the Continuation Period, the Company will continue to contribute on behalf of the Executive the portion of the cost of long term disability insurance premiums paid by the Company on behalf of the Executive as of the Termination Date and will continue to cover the Executive under the Company's long term disability insurance plans to the maximum extent the Executive was covered thereunder during the one year period prior to the Termination Date.

           (f) COBRA Benefits. The Executive will have the option at his or her
               --------------
      expense, and to the extent required by federal and state law, to be covered by the Company's health insurance plans for an eighteen month period following the end of the Continuation Period.

           (g) Acceleration of Stock Options.
               -----------------------------

               (i) Any options held by the Executive as of the date of a Change of Control which are not exercisable by their terms as of the date of such Change of Control shall become exercisable as follows, subject to the provisions of subsection (ii) below: 50% of such options shall become fully exercisable immediately prior to the Change of Control and 50% of such options shall become fully exercisable on the first anniversary date of the Change of Control (unless by their terms they become exercisable sooner). Such options shall remain exercisable until the date which is ninety-one days following the first anniversary of the Change of Control.

               (ii) If as of the date of or within 12 months following a Change of Control, the Executive is terminated without Cause or the Executive voluntarily terminates his Employment with the Company as the result of a Diminution of Job Responsibility or Relocation, all options held by the Executive as of the Termination Date and not exercisable by their terms as of such date shall become fully exercisable on the Termination Date and shall remain exercisable for 90 days thereafter.

               (iii) The Executive acknowledges that the accelerations herein provided may have the effect of converting Incentive Stock Options into non-qualified stock options.

      4.2  Pension and Profit Sharing Contributions. The Company's obligation to
           ----------------------------------------
contribute to pension and/or profit sharing plans on behalf of the Executive shall terminate on the Termination Date.

      4.3  Limitation on Continuation Payments. Notwithstanding anything to the
           -----------------------------------
contrary contained in this Agreement, if it is determined that any payment to the Executive pursuant to this Article III or any other payment or benefit from the Company (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or would constitute any excess parachute payment under Section 280G of the Code, then the amount payable under Section 4.1(a) shall be reduced so that the aggregate amount of Payments shall be $1.00 less than the amount which would subject the Payment to such excise tax or treatment.

      4.4  Conditions to Receipt of Income Continuation Payments. The obligation
           -----------------------------------------------------
of the Company or its successor to pay Income Continuation Payments is subject to the following conditions:

               (a) Written Release. Prior to making any payment to or any
                   ---------------
      contribution on behalf of the Executive, the Company shall have received from the Executive a written release of all claims by or through the Executive and against the Company, its stockholders, directors, officers, employees, representatives and successors by reason of the Executive's termination. Such written release shall be signed and delivered by the Executive in a form approved by the President of the Company or its successor. In addition, if in the opinion of counsel for the Company or its successor, waiting periods (not to exceed 21 days in the aggregate) are required under any federal or state law in order to make such written release binding and enforceable on the Executive, such waiting period shall have expired prior to the payment of any Income Continuation Payment hereunder.

               (b) Set Off of Debts and Claims. The Company may offset Income
                   ---------------------------
      Continuation Payments hereunder with the amount of any overdue debts or claims owed by the Executive or any dependent of the Executive to the Company as of the Termination Date.

               (c) Taxes. All Income Continuation Payments are subject to
                   -----
      withholding of all taxes and other amounts required by law to be withheld or paid to others.

               (d) Non-disparagement; Non-disclosure; Non-Competition. Payment
                   --------------------------------------------------
      of Income Continuation Payments shall be conditioned on the following:

                   (i) The Executive shall observe a strict public non-disparagement policy precluding the Executive during the Continuation Period from publicly disparaging or criticizing the Company, its business or operations, its policies, publications, practices or personnel or those of its successor.

                   (ii) The Executive will not disclose to any third party any confidential or proprietary information of the Company or its successors.

                   (iii) The Executive will observe any non-competition or non-
               solicitation restrictions relating to the Company and the successor applicable to the Executive under any written agreements between the Executive and the Company or its successors and in effect as of the Termination Date.

                    (iv) The Executive will return to the Company all copies of all confidential and proprietary information concerning the Company, in whatever medium it may be incorporated, and any and all assets of the Company, including without limitation, automobiles, computers, credit cards and other tangible and intangible property in his possession or under his control as of the Termination Date.

      4.5  Death of Executive. If the Executive dies after the Termination Date
           ------------------
but before the end of the Continuation Period, the remaining payments due under this Agreement will be paid to the Executive's estate, after verification of the proper recipient, in accordance with governing law based on the advice of legal counsel to the Company. In the event of any delay in the making of payments resulting from such verification, no interest will be earned or payable to the Executive's estate.

V.    Miscellaneous
      -------------

      5.1  Disputes. In the event that any dispute concerning the interpretation
           --------
or implementation of this Agreement is not resolved by the Executive and the Company within 30 days after written notice, specifying the nature of the dispute, is given by the Executive or the Company to the other, either party may submit the dispute to binding arbitration. Such binding arbitration shall be conducted in Boston, Massachusetts by a three member panel acting under the commercial arbitration rules of the American Arbitration Association. One member of the panel shall be selected by the Executive, one by the Company and the third by the agreement of the other two arbitrators so selected. Costs of the arbitration shall be shared in the manner determined by the arbitration panel. The decision of the arbitration panel shall be final and conclusive on the parties and not subject to separate determination or review by a third party.

      5.2  Amendments. Any amendments to this Agreement must be in writing and
           ----------
signed by the Company and the Executive.

      5.3  No Right to Employment or Benefits. This Agreement does not
           ----------------------------------
constitute or imply an obligation or undertaking to employ the Executive for any particular period of time or in any position or any limitation on the right of the Company to terminate the employment of the Executive for any or no reason. Payments hereunder will not create, continue or evidence any employment relationship with the Company. All employment privileges, benefits or perquisites not specifically continued hereunder shall cease on the Termination Date.

      5.4  Governing Law. This Agreement shall be construed under and governed
           -------------
by the law of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

      5.5  Notices. All notices required or permitted hereunder shall be deemed
           -------
properly sent if mailed by prepaid certified or registered mail, return receipt requested, or delivered by hand, or sent by bona fide overnight courier with return receipt, to the following addresses or to any other addresses properly noticed in accordance with this Section:

               If to the Company:       734 Forest Street
                                        Marlboro, MA 01752-3032
                                        Attention:  President

               If to the Executive:     At the address specified on
                                        the signature page to this Agreement

All notices shall be deemed received on the actual date of their receipt, or if delivery is refused, on the date delivery is refused.

      5.6  Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties and their respective successors and permitted assigns. The Executive may not assign this Agreement without the consent of the Company. The Company may assign this Agreement without the consent of the Executive to any entity which succeeds to all or any part of its business.

      5.7  Enforceability. If any portion or provision of this Agreement shall
           --------------
to any extent be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement as of the date and year first above written.

INNOVASIVE DEVICES, INC.

By:    Richard Randall
Title: President


______________________
Signature of Executive


Eric Bannon
-----------
Typed or Printed Name of Executive


66 Barnett Road
Sutton, MA   01590
------------------
Address of Executive